FORM OF SUB-SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into on this __th day of December, 2017 by and among OppenheimerFunds, Inc., a Colorado corporation (the "SubAdviser"), and Pictet Asset Management SA, a corporation organized under the laws of Switzerland (the "Sub-SubAdviser").

W I T N E S S E T H:

WHEREAS, OFI Pictet Global Environmental Solutions Fund (the "Fund") is registered with the U.S. Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Fund has appointed OFI Global Asset Management, Inc. (the "Adviser") as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the "Advisory Agreement");

WHEREAS, the Adviser, SubAdviser and Sub-SubAdviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and are engaged in the business of rendering investment advice;

WHEREAS, the SubAdviser has, pursuant to a Subadvisory Agreement with the Adviser dated as of November 29, 2017 (the "SubAdvisory Agreement") been retained to act as investment sub-adviser for the Fund;

WHEREAS, the SubAdvisory Agreement permits the SubAdviser, at its option, subject to approval by the Fund's Board of Trustees (the “Board”) and, to the extent necessary, shareholders of the Fund, to delegate certain of its duties under the SubAdvisory Agreement to other investment advisers, subject to the requirements of the 1940 Act;

WHEREAS, the SubAdviser desires to retain Sub-SubAdviser to assist it in the provision of an investment program for that portion, or all, of the Fund's assets that the SubAdviser shall allocate to the Sub-SubAdviser from time to time, and Sub-SubAdviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1.	Appointment as Sub-SubAdviser.

Appointment and Acceptance as Sub-SubAdviser. The SubAdviser hereby retains the Sub-SubAdviser to act as Sub-SubAdviser for and manage on a discretionary basis that portion, or all, of the Fund's assets that the SubAdviser shall allocate to the Sub-SubAdviser from time to time, plus all investments, reinvestments and proceeds of the sale thereof, including, without limitation, all interest, dividends and appreciation on investments, less depreciation thereof and withdrawals by the SubAdviser therefrom (the "Allocated Assets") and to provide investment advice to the Fund with respect to the Allocated Assets as hereinafter set forth, subject to the supervision and oversight of the Adviser, SubAdviser and the Board and subject to the terms of this Agreement; and the Sub-SubAdviser hereby accepts such appointment.

The SubAdviser and the Adviser retain complete authority to immediately assume direct responsibility for any function delegated to the Sub-SubAdviser under this Agreement. However, the SubAdviser and the Adviser will provide at least one calendar day's prior written notice to the Sub-SubAdviser of any increase or decrease in the allocation of the Allocated Assets to the Sub-SubAdviser.

In fulfilling its duties hereunder, the Sub-SubAdviser may delegate certain trading, operational processes and other services to Pictet Asset Management Ltd (“Pictet AM UK”), Pictet Asset Management (Hong Kong) Ltd (“Pictet AM HK”) and Pictet Asset Management (Singapore) Pte Ltd (“Pictet AM Singapore”), which are all affiliates of the Sub-SubAdviser.

2.	Duties of Sub-SubAdviser.

(a)             Investments. The Sub-SubAdviser is hereby authorized and directed and hereby agrees, subject to the stated investment objectives, investment policies and restrictions of the Fund as set forth in the Fund's prospectus and Statement of Additional Information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") along with the requirements applicable to registered investment companies under applicable laws (including the 1940 Act), the supervision, oversight and directions of the SubAdviser, the Adviser and the Board, and any portfolio guidelines (including the list of securities permitted to be and/or restricted from trading) agreed to from time to time in writing by the SubAdviser and Sub-SubAdviser (the “Guidelines”), at its own expense as provided in Section 4 hereof in consideration of the fees payable as provided in Section 5 hereof, to (i) regularly provide investment advice, research and recommendations to the Fund with respect to the Allocated Assets, and the purchase and sale of securities and other investments; (ii) furnish, supervise and monitor an investment program for the Allocated Assets and the composition of the investment portfolio of the Allocated Assets to determine in its discretion what securities, cash and other investments shall be purchased, retained or sold for the Allocated Assets; and (iii) arrange, subject to the provisions of paragraph (d) below, for the purchase and sale of securities and other investments with respect to the Allocated Assets. The SubAdviser agrees to provide the Sub-SubAdviser with such assistance as may be reasonably requested by the Sub-SubAdviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund and the Fund's affairs.

(b)            Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Sub-SubAdviser shall act in conformity with the Fund's Declaration of Trust (as it may be amended or modified from time to time), By-Laws (as they may be amended or modified from time to time), procedures and policies (“Policies”) adopted by the Board and/or by the Adviser and/or SubAdviser, the Guidelines, and the Prospectus and with the instructions and directions received in writing from the Adviser, SubAdviser or the Board, all of which will be provided in writing in advance to the Sub-SubAdviser. In its management of the Allocated Assets, the Sub-SubAdviser will conform to and comply with the requirements of the 1940 Act, the Advisers Act, the Commodity Exchange Act, as amended (“CEA”) and the rules and regulations adopted thereunder from time to time. The SubAdviser agrees that the Sub-SubAdviser is not primarily responsible for the Fund’s overall compliance with Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), but the Sub-SubAdviser agrees however to manage the investments of the Allocated Assets in accordance with Subchapter M of the Code as if the Allocated Assets constituted a separate investment company registered under the 1940 Act, and all applicable federal and state laws and regulations applicable to the Fund's qualification as a "regulated investment company" as defined in Subchapter M of the Code. The Sub-SubAdviser shall maintain compliance procedures with respect to its management of the Allocated Assets that are reasonably designed to ensure the Fund’s compliance with the foregoing, and assist the Fund’s Chief Compliance Officer in her/his review and oversight of such compliance procedures in accordance with Rule 38a-1 under the 1940 Act and to enable the Sub-SubAdviser to comply with Rule 206(4)-7 under the Advisers Act. Notwithstanding the foregoing, the Adviser and SubAdviser shall remain responsible for the Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and shall oversee and provide guidance, upon request, with respect to the Sub-SubAdviser's compliance with its obligations with respect to the Allocated Assets. The Sub-SubAdviser shall cooperate fully with the Fund’s Chief Compliance Officer in executing its responsibilities to monitor service providers of the Fund pursuant to Rule 38a-1 under the 1940 Act, including but not limited to providing compliance and reporting information as reasonably requested by the Adviser, SubAdviser and the Board. No supervisory activity undertaken by the SubAdviser or the Adviser shall limit the Sub-SubAdviser’s responsibility for all of its obligations and responsibilities hereunder.

The Sub-SubAdviser shall not invest any of the Allocated Assets in any investment that the Sub-SubAdviser knows or reasonably should know based on the terms of the constituent documents of the investment, or language in the offering memorandum, prospectus or other offering material, may not be purchased or held by the Fund, based upon the Policies, Guidelines, Prospectus applicable to the Allocated Assets, unless such investment may be made after meeting applicable conditions (such as obtaining a waiver) and the Sub-SubAdviser has first notified the SubAdviser to discuss an appropriate course of action and has caused or enabled the Fund to comply with such conditions.

The Sub-SubAdviser shall not obtain investment advisory services from any third party concerning transactions for the Allocated Assets of the Fund.

The SubAdviser will provide the Sub-SubAdviser with reasonable advance notice in writing of any change in the Fund's investment objectives, policies and restrictions as stated in the Prospectus or in any Policies adopted by the Board and/or the Adviser and/or SubAdviser, or any change in the Guidelines, and the Sub-SubAdviser shall, in the performance of its duties and obligations under this Agreement, manage the Allocated Assets in compliance with such changes. In addition to such notice, the SubAdviser shall provide to the Sub-SubAdviser a copy of a modified Prospectus reflecting such changes. The SubAdviser acknowledges and agrees that, provided that the Sub-SubAdviser has provided the SubAdviser with complete, accurate and timely information regarding the Sub-SubAdviser's activities relating to the Fund, the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Fund, including, without limitation, the 1940 Act, the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations thereunder, and that the Sub-SubAdviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Sub-SubAdviser to the Fund or to the SubAdviser specifically for inclusion in the Prospectus, or information which was provided to the Sub-SubAdviser to review and which Sub-SubAdviser approved in writing as to the accuracy of such information or, as described below, if the Sub-SubAdviser does not promptly respond will be deemed to have approved the accuracy of such information. The Sub-SubAdviser hereby agrees to provide to the SubAdviser in a timely manner such information relating to the Sub-SubAdviser and its relationship to, and actions for, the Fund as may be requested by the SubAdviser or the Adviser and as may be required to be contained in the Prospectus. The Sub-SubAdviser shall have seven (7) business days to review all disclosure about the Fund and the Sub-SubAdviser contained in the Fund's Prospectus and certain advertisements for accuracy and shall approve or disapprove of such disclosure within seven (7) business days of receiving such disclosure. The Sub-SubAdviser's failure to respond within such time shall be deemed to constitute Sub-SubAdviser's approval of such disclosure.

(c)             Voting of Proxies. Absent specific written instructions to the contrary provided to the Sub-SubAdviser by the SubAdviser, the Sub-SubAdviser shall vote, either in person or by proxy, all securities in which the Allocated Assets may be invested from time to time in accordance with its proxy voting procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Fund to file Form N-PX as required. The Sub-SubAdviser shall provide its proxy voting policy (“Proxy Policy”), and, if requested by the Adviser or SubAdviser, a summary of the Proxy Policy suitable for including in the Prospectus. The Sub-SubAdviser will provide the SubAdviser with any material amendment to the Proxy Policy within a reasonable time after such amendment has taken effect. The Sub-SubAdviser shall promptly inform the SubAdviser of all tender offers, rights offerings and other voluntary corporate action requests affecting securities in the Allocated Assets and, absent specific written instructions to the contrary provided to the Sub-SubAdviser by the SubAdviser, shall respond on behalf of the Fund to all such corporate action requests and shall complete and file notices of claims in connection with class action lawsuits concerning securities in the Allocated Assets.

(d)            Brokerage. The Sub-SubAdviser is authorized, subject to the supervision and oversight of the Adviser, SubAdviser and the Board, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Allocated Assets’ portfolio securities with or through, such persons, brokers or dealers or futures commission merchants ("brokers") as Sub-SubAdviser may elect and negotiate commissions to be paid on such transactions; provided, however, that a broker affiliated with the Sub-SubAdviser shall be used only in transactions permissible under applicable laws, rules and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder, as well as permitted by the Policies adopted by the Fund and with the SubAdviser’s prior consent. The Sub-SubAdviser, upon reasonable request of the SubAdviser, will promptly provide the SubAdviser with copies of all agreements regarding brokerage arrangements of the Allocated Assets.

Upon obtaining consent of the Adviser, SubAdviser or the Board, the Sub-SubAdviser may effect the purchase and sale of securities in private transactions on such terms and conditions as shall be approved by the Adviser, SubAdviser and the Board.

The Sub-SubAdviser shall place orders for the purchase and sale of portfolio investments for the Fund's account with brokers selected by the Sub-SubAdviser. In the selection of such brokers and the placing of such orders, the Sub-SubAdviser shall seek to obtain for the Fund best execution. In seeking best execution for the Allocated Assets, the Sub-SubAdviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker or dealer involved, and the quality of service rendered by the broker or dealer in other transactions. Subject to review by the Board and the SubAdviser of such practice from time to time, it is understood that it may be desirable for the Allocated Assets that the Sub-SubAdviser have access to supplemental investment and market research and security and economic analyses that are in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and are provided by brokers who may execute brokerage transactions at a higher cost to the Allocated Assets than another broker. Therefore, subject to compliance with the safe harbor provided by Section 28(e) of the 1934 Act, as amended, and such other conditions and limitations as may be established by the SubAdviser from time to time, if any, the Sub-SubAdviser is authorized to consider such services provided to the Allocated Assets and other accounts over which the Sub-SubAdviser or any of its affiliates exercises investment discretion, as such term is defined in Section 3(a)(35) of the 1934 Act, and to place orders for the purchase and sale of securities for the Allocated Assets with such brokers, if the Sub-SubAdviser determines in good faith that the amount of commissions for executing such portfolio transactions is reasonable in relation to the value of the brokerage and research services provided by such brokers. It is understood that the services provided by such brokers may be useful to the Sub-SubAdviser in connection with its services to other clients. The Sub-SubAdviser shall provide initially prior to the Fund's launch, and on an ongoing basis as the SubAdviser or Adviser may request, a list or updated list of brokers with whom the Sub-SubAdviser intends to place orders. The SubAdviser or Adviser will determine if a Form W-8 or W-9 is needed. As requested the Sub-SubAdviser will assist in the acquisition of a valid Form W-8 or W-9 (including reflecting the broker's legal name).

On an ongoing basis, but not less often than quarterly, the Sub-SubAdviser will provide a written report, in a form reasonably agreed to between the Sub-SubAdviser and the SubAdviser, summarizing the considerations used for selecting brokers in the Sub-SubAdviser’s purchases of portfolio investments and analysis regarding “best execution,” taking into account the Sub-SubAdviser’s best execution policy, as well as any “soft dollar” or similar arrangements that the Sub-SubAdviser maintains with brokers that execute transactions for the Allocated Assets, and of all research and other services provided to the Sub-SubAdviser by a broker (whether prepared by such broker or by a third party) as a result, in whole or in part, of the direction of transactions for the Allocated Assets by the Sub-SubAdviser to the broker.

On occasions when the Sub-SubAdviser deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Allocated Assets as well as other clients of the Sub-SubAdviser, the Sub-SubAdviser, to the extent permitted by applicable laws and regulations and subject to any procedures deemed reasonable by the Board, SubAdviser or Adviser, may, but shall be under no obligation to, aggregate the securities to be sold or purchased.

The Sub-SubAdviser shall render reports to the SubAdviser and/or to the Board, promptly upon the SubAdviser’s request, regarding the total amount and usage of all commissions generated as a result of trades executed for the Allocated Assets, as well as information regarding third-party services, if any, received by the Sub-SubAdviser as a result of trading activity with brokers with respect to the Allocated Assets.

(e)             Securities Transactions. The Sub-SubAdviser and any affiliated person of the Sub-SubAdviser will not, as principal, purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, an account managed by the Sub-SubAdviser or any affiliated person of the Sub-SubAdviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws, rules and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder, including without limitation Rules 17a-7, 17e-1 and 10f-3 under the 1940 Act, and is permitted by the Policies adopted by the Fund and with the SubAdviser’s prior written consent.

(f)             Code of Ethics. The Sub-SubAdviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and the Sub-SubAdviser's written code of ethics (“Code of Ethics”), as the same may be amended from time to time. Quarterly, in a timely manner, the Sub-SubAdviser will comply with the reporting requirements of Rule 17j-1, as reasonably requested by SubAdviser, which may include either (i) certifying to the SubAdviser that the Sub-SubAdviser has adopted procedures reasonably necessary to prevent it and its Access Persons from violating the Sub-SubAdviser's Code of Ethics with respect to the Allocated Assets or (ii) identifying any issues arising under the Sub-SubAdvisers's Code of Ethics with respect to the Allocated Assets, including, but not limited to, information about material violations of the Code of Ethics which have occurred with respect to the Allocated Assets. Sub-SubAdviser shall notify the SubAdviser promptly of any material violation of the Code of Ethics involving the Allocated Assets and provide information relevant to the Allocated Assets related to any such violation. Further, the Sub-SubAdviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Sub-SubAdviser and its employees. Upon the reasonable written request of the Board, Adviser or SubAdviser, the Sub-SubAdviser shall provide any further information, to the extent permitted under applicable laws and related to the Allocated Assets, necessary to satisfy such request that may pertain to the reporting requirement prescribed in this section (f).

(g)            Books and Records. The Sub-SubAdviser shall maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, separate detailed records of all matters pertaining to the Allocated Assets as required pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the 1940 Act (the "Fund's Records"), as such requirements may be specifically set forth in the operating manual and amended from to time, including, without limitation, brokerage and other records of all securities transactions as are required of an investment adviser of a registered investment company pursuant to the applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the CEA and the rules and regulations thereunder. The Sub-SubAdviser acknowledges that the Fund's Records are the property of the Fund and further agrees that all accounts, books and other records maintained and preserved by it shall be surrendered promptly to the Fund, or to any third party at the Fund’s direction, including the Adviser, the SubAdviser or any governmental agency or other instrumentality having regulatory authority over the SubAdviser, Adviser or the Fund; provided, that the SubAdviser may at its own expense make and retain copies of any such records.

(h)            Information Concerning the Allocated Assets and Sub-SubAdviser. From time to time as the Adviser, SubAdviser or the Fund may reasonably request, the Sub-SubAdviser will furnish the requesting party information and reports, in a timely manner, on portfolio transactions of the Allocated Assets, all in such detail, form and frequency as the Adviser, SubAdviser or the Fund may reasonably request. The Sub-SubAdviser shall respond in writing to any request or questionnaire from the Fund’s Board relating to its obligations pursuant to the requirements of Section 15(c) of the 1940 Act.

The SubAdviser shall cause the Sub-SubAdviser to be kept informed with regard to the funds available, or to become available, for investment. The SubAdviser agrees to furnish to the Sub-SubAdviser the Prospectus, proxy statements, reports to shareholders, financial statements, declaration of trust and by-laws, and any amendments thereto, and such other information with regard to the affairs of the Fund as the Sub-SubAdviser may reasonably request.

The Sub-SubAdviser shall report on a timely and ongoing basis, as reasonably requested by the SubAdviser, to the SubAdviser and to the Board and shall make appropriate persons, including portfolio managers, available for the purpose of reviewing with representatives of the SubAdviser and the Board on a regular basis at reasonable times the management of the Allocated Assets, the performance of the Allocated Assets in relation to standard industry indices and the Fund’s own performance benchmark, and general conditions affecting the marketplace. The Sub-SubAdviser agrees to render to the SubAdviser and the Board on a timely basis such other periodic and special reports regarding its activities under this Agreement as the Adviser, SubAdviser or the Board may reasonably request.

The Sub-SubAdviser shall use commercially reasonable efforts to provide, in a timely manner, the SubAdviser, Adviser, the Fund or the Board with such information and assurances (including certifications and sub-certifications) and with such assistance as the SubAdviser, Adviser, the Fund or the Board may reasonably request from time to time in order to assist it in complying with applicable laws, rules, regulations, investment policies and exemptive orders, including requirements in connection with the Adviser’s, the SubAdviser’s, the Sub-SubAdviser’s or the Board’s fulfillment of its responsibilities under Section 15(c) of the 1940 Act and the preparation and/or filing of periodic and other reports and filings required to maintain the registration and qualification of the Fund, or to meet other reporting, regulatory or tax requirements applicable to the Fund, under federal and state, and foreign securities, commodities and tax laws and other applicable laws. Upon reasonable request, the Sub-SubAdviser shall review draft reports to shareholders, the Prospectus or amendments thereto or portions thereof that relate to the Allocated Assets or the Sub-SubAdviser and other documents provided to the Sub-SubAdviser that relate to the Allocated Assets, provide comments on such drafts within seven (7) business days, and provide certifications or sub-certifications as to the accuracy of the information provided in writing by the Sub-SubAdviser and/or contained in such reports or other documents within seven (7) business days.

The Sub-SubAdviser shall further notify the SubAdviser promptly upon detection of any (i) error in connection with its management of the Allocated Assets, including but not limited to any trade errors, (ii) breach of any of the Policies or Guidelines, (iii) violation of any applicable law or regulation, including the 1940 Act or, with respect to the Allocated Assets, and the obligations described in Section 2(b) of the Agreement, Subchapter M of the Code, or (iv) material violation of the Sub-SubAdviser’s own compliance policies and procedures, in each case that relates to the Allocated Assets (collectively, “Error Events”). The Sub-SubAdviser shall also notify the SubAdviser promptly upon detection of any material violations of its compliance policies and procedures that relate to its activities as an investment adviser generally, to the extent that such violation could be considered material to the Sub-SubAdviser’s advisory clients. In the event of detection of such an Error Event, the Sub-SubAdviser shall also provide a memorandum to the SubAdviser that sufficiently describes any such error and the steps to be taken to correct the error (including those steps taken consistent with the Sub-SubAdviser's trade error policy), the action to be taken to prevent future occurrences of such error or, alternatively, a statement that the Sub-SubAdviser has reviewed its relevant controls, and has determined those controls are reasonably designed to prevent additional such errors in the future (and, to the extent relevant, that such controls are reasonably designed to prevent violations of the federal securities laws). Further, upon the reasonable request by the Board, the Adviser or the SubAdviser, the Sub-SubAdviser shall to the extent permitted under applicable laws and related to the Allocated Assets, provide to the SubAdviser and the Fund, or their agents, information directly related to any Error Event, its analysis and its correction that would reasonably satisfy the request. The correction of all errors impacting the Fund must be corrected to the reasonable satisfaction of the Adviser, SubAdviser and the Fund. Notwithstanding Section 10 of this Agreement, the Sub-SubAdviser will reimburse the Fund for costs, losses or damages actually incurred arising out of or resulting from the error, if any. For the avoidance of doubt, the Sub-SubAdviser need not reimburse the Fund for any punitive, incidental, special, indirect or consequential damages arising out of or resulting from any error.

The Sub-SubAdviser shall promptly notify the SubAdviser and the Fund in writing of the occurrence of any of the following events: (i) any material breach of this Agreement; (ii) any of the representations and warranties of the Sub-SubAdviser contained herein becomes materially untrue after the execution of this Agreement; (iii) the Sub-SubAdviser becomes aware that it is or likely may become subject to any statutory disqualification pursuant to Section 9(b) of the 1940 Act or otherwise that prevents the Sub-SubAdviser from serving as an investment adviser of an investment company registered under the 1940 Act or performing its duties pursuant to this Agreement; (iv) the Sub-SubAdviser shall have been served or otherwise becomes aware of any action, suit, proceeding, inquiry or investigation applicable to it, at law or in equity, before or by any court, governmental, administrative or self-regulatory agency (A) involving the Sub-SubAdviser's management of the Allocated Assets, (B) materially impacting the Sub-SubAdviser’s ability to perform its obligations hereunder, or (C) that is material to the Sub-SubAdviser’s business as it relates to its performance of its duties under this Agreement; (v) any of Luciano Diana or Gabriel Micheli (together with such other persons as the SubAdviser and the Sub-SubAdviser may agree in writing from time to time, the “Key Personnel”) are no longer active, or are proposed to no longer be active, in the day-to-day management of and/or trading decisions for the Allocated Assets; (vi) any change in any of the Key Personnel and/or any change concerning any of the Key Personnel that may materially affect the Allocated Assets (including, without limitation, any change in the location of any such person or any adverse change in the position, function, regulatory or licensing status or other circumstances of any such person); (vii) any actual change in control or management of the Sub-SubAdviser~~;~~ within the meaning of Rules 2a-6 and 202(a)(1)-1 under the 1940 Act and Advisers Act, respectively; (viii) any proposed assignment of this Agreement, as defined under the 1940 Act; and (ix) any material adverse change in the Sub-SubAdviser’s business that may materially impair its ability to perform its duties pursuant to this Agreement. For purposes of this paragraph, a “material adverse change” includes, but is not limited to, a material loss of assets or accounts under management or the departure of senior investment professionals (including Key Personnel) to the extent such professionals are not replaced promptly by professionals of comparable experience and quality or material cybersecurity-related breaches or incidents. The Sub-SubAdviser further agrees to notify the SubAdviser and the Fund promptly if it becomes aware that any statement regarding the Sub-SubAdviser contained in the Fund’s Prospectus with respect to the Fund, or any amendment or supplement thereto, becomes untrue or incomplete in any material respect.

(i)              Custody Arrangements. The Sub-SubAdviser shall at no time have custody or physical control of any assets or cash of the Fund. The Sub-SubAdviser shall on each business day provide the SubAdviser, the Fund and the Fund's custodian such information as the SubAdviser, the Fund and the Fund's custodian may reasonably request relating to all transactions and portfolio holdings of the Allocated Assets. The Sub-SubAdviser shall advise the Fund’s custodian and the SubAdviser and Adviser on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may reasonably be required. The Sub-SubAdviser shall arrange for the transmission to the custodian and accounting agent on a daily basis such confirmation, trade tickets, and other documents and information as may be reasonably necessary to enable the custodian and accounting agent to perform their administrative and recordkeeping responsibilities with respect to the Fund. For purposes of this Section 2(i), communication via electronic means will be acceptable as agreed to in writing from time to time by the SubAdviser, the custodian or the accounting agent of the Fund.

(j)              Assistance with Valuation. The Sub-SubAdviser will provide information and assistance reasonably required by the Adviser or SubAdviser and their designated agent(s) in determining or assessing the market value of securities or other instruments held in the Allocated Assets, including those securities or instruments for which market quotations are not readily available or for which the Adviser, SubAdviser or the Board has otherwise determined are to be fair valued. In addition, in order to assist in the Fund’s obligation to value its portfolio assets on a daily basis to determine the Fund’s daily net asset value and upon the request of the Adviser or SubAdviser, the Sub-SubAdviser will assist the Fund, the Adviser or SubAdviser and their designated agent(s) in their determination of whether prices obtained for valuation purposes accurately reflect, to the best of Sub-SubAdviser's knowledge, market price information relating to the Allocated Assets at such times as the Adviser or SubAdviser or their agents shall reasonably request. Without limiting the foregoing, the Sub-SubAdviser will provide recommendations for the market or fair value determinations of the Allocated Assets’ portfolio investments and will provide the data and methodologies (including valuation models) underlying such market or fair value recommendations to the Adviser, SubAdviser or their designated agents as the SubAdviser reasonably requests. The Sub-SubAdviser will also provide the Adviser, SubAdviser and their designated agent(s) with notice, which notice may be required on a daily basis, and analysis of events that may affect or relate to the valuation of the Fund’s portfolio securities. The Sub-SubAdviser does not guarantee, and absent the Sub-SubAdviser’s willful misconduct, bad faith, gross negligence or reckless disregard of its duties hereunder, will not be responsible for the accuracy, reliability, or completeness of any market or fair market value determinations of the Allocated Assets’ portfolio investments.

(k)            Historical Performance Information. To the extent agreed upon by the parties, the Sub-SubAdviser will provide the Fund and the SubAdviser with historical performance, fee and expense information about the composite of accounts and investment companies the Sub-SubAdviser manages that have investment objectives, policies, and strategies substantially similar to those employed by the Sub-SubAdviser in managing the Allocated Assets, to be included in the Prospectus or for any other uses permitted by applicable law or to permit the Adviser and SubAdviser to satisfy their supervision and oversight responsibilities as required under applicable law.

(l)              Interaction With Other Service Providers. The Sub-SubAdviser shall cooperate with and provide reasonable assistance to the Board, the Fund’s administrator, the Fund’s custodian and foreign custodians, the Fund’s transfer agent and pricing agents and all other agents and representatives of the Fund, the Adviser and the SubAdviser, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Fund, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

(m)          Consultation With Other Advisers. In furnishing the services hereunder, the Sub-SubAdviser shall not consult with any other adviser to the Fund or any adviser to any other investment company or investment company series for which the Adviser or SubAdviser serves as investment adviser concerning transactions of the Allocated Assets in securities or other assets. This provision shall not be deemed to prohibit the Sub-SubAdviser from consulting with any of the other advisers concerning compliance with paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act. This shall also not be deemed to prohibit consultations between current and successor Sub-SubAdvisers of a Fund in order to effect an orderly transition of sub-subadvisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

(n)            Cybersecurity. The Sub-SubAdviser has adopted and implemented a program designed to ensure the integrity of its data and functionality of its systems and to monitor for any breaches, incidents or threats related thereto. The Sub-SubAdviser shall promptly notify the SubAdviser who shall, in turn, report to the Fund’s Board, of the detection of any cybersecurity-related breach or incident that directly or indirectly adversely affects the operations of the Sub-SubAdviser, including but not limited to, a breach or incident that affects or is reasonably likely to affect the Allocated Assets. (For the avoidance of doubt, the Sub-SubAdviser shall not be obligated to notify the SubAdviser of any cybersecurity-related breach or incident which does not adversely affect the Sub-SubAdviser’s operations or which does not (or would not) affect the Allocated Assets.) In the event of such a breach or incident, the Sub-SubAdviser shall provide a memorandum to the SubAdviser and the Board that sufficiently describes any such breach or incident, the action(s) taken or to be taken to prevent future occurrences of such breach or incident, or, alternatively, a statement that the Sub-SubAdviser has reviewed the relevant controls, and has determined those controls are reasonably designed to prevent additional breaches or incidents in the future (and, to the extent relevant, that such controls are reasonably designed to prevent violations of the federal securities laws) and that, as a result, no further action is required.

3.               Independent Contractor. In the performance of its duties hereunder, the Sub-SubAdviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Adviser or the SubAdviser in any way or otherwise be deemed an agent of the Fund, Adviser or the SubAdviser.

4.               Expenses. During the term of this Agreement, Sub-SubAdviser will pay all expenses incurred by it in connection with its activities under this Agreement, other than the cost of securities, commodities and other investments and investment-related expenses (including brokerage commissions and other fees or charges associated with the investment) purchased or sold for the Fund. The Sub-SubAdviser shall, at its sole expense, provide the office space, furnishings, equipment and personnel required, and employ or associate itself with such persons or firms as it believes to be qualified, to execute its duties under this Agreement. For avoidance of doubt, the Sub-SubAdviser shall, at its sole expense, bear any fees or costs associated with regulatory investigations or litigation arising from or pertaining to (i) the services provided by the Sub-SubAdviser under this Agreement and (ii) the Sub-SubAdviser’s general business operations that require the involvement or participation of the Adviser, SubAdviser, the Fund and/or any Trustee of the Fund. The Sub-SubAdviser shall be responsible for out-of-pocket costs and expenses incurred by the Adviser, the Sub-Adviser or the Fund (a) to amend the Prospectus (other than as part of a normal annual update) solely due to a material change arising out of any event occurring with respect to the Sub-SubAdviser; (b) to obtain shareholder approval of a new sub-advisory agreement as a result of a change in “control” (as such term is defined in Section 2(a)(9) of the 1940 Act) of the Sub-SubAdviser for which the proxying of shareholders would be deemed to be necessary (which may include, without limitation, the costs of preparing, printing and mailing a proxy statement for the shareholder meeting and proxy solicitation services, among others).

Except as otherwise provided in this Agreement or by law, the Sub-SubAdviser shall not be responsible for the Fund's, Adviser's or SubAdviser's expenses, which shall include, but not be limited to, organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Sub-SubAdviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund's custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Allocated Asset's portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses (subject, however, to Section 10 hereof).

The Fund or the SubAdviser, as the case may be, shall reimburse the Sub-SubAdviser for any expenses of the Fund or the SubAdviser as may be reasonably incurred as specifically provided for in this Agreement or as specifically agreed to beforehand by SubAdviser. The Sub-SubAdviser shall keep and supply to the Fund and the SubAdviser reasonable records of all such expenses.

5.               Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Sub-SubAdviser will be entitled to the fee as described on Exhibit A. Such fee will be computed daily and payable no later than the tenth (10th) business day following the end of each month, from the SubAdviser, calculated as described in Exhibit A.

The method of determining net assets of the Allocated Assets for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

The Sub-SubAdviser agrees that during any period in which the Sub-SubAdviser serves as a sole subadviser to any other registered investment company and provides the same or substantially similar investment advisory services to such investment company at a lower fee rate, provided to the extent that the Sub-SubAdviser’s provision of such services is not otherwise limited under any other arrangement with the SubAdviser, the Sub-SubAdviser shall charge the SubAdviser and the Fund no more than that fee rate then in effect unless otherwise specifically agreed by the SubAdviser and Sub-SubAdviser in writing.

To the extent that the Board agrees to a reduction in the investment advisory fee rate paid to the Adviser by the Fund, inclusive of any waivers of the management fee, the compensation paid to the Sub-SubAdviser hereunder may be reduced by a relative proportion, subject to the Sub-SubAdviser’s consent. The SubAdviser shall inform the Sub-SubAdviser about the intention of reducing its compensation at least with 60 days in advance prior to the effective date of implementation. Should the Sub-SubAdviser not agree with the proposed reduction of the compensation, the Sub-SubAdviser may terminate the agreement in accordance with Section 11(b)(iv) below.

6.               Representations and Warranties of Sub-SubAdviser. The Sub-SubAdviser represents and warrants to the Adviser, SubAdviser and the Fund as follows:

(a)             The Sub-SubAdviser is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed and will continue to be so registered for so long as this Agreement remains in effect;

(b)            The Sub-SubAdviser is a company duly organized and properly registered and operating under the laws of Switzerland with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(c)             The execution, delivery and performance by the Sub-SubAdviser of this Agreement are within the Sub-SubAdviser's powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-SubAdviser for the execution, delivery and performance by the Sub-SubAdviser of this Agreement, and the execution, delivery and performance by the Sub-SubAdviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-SubAdviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-SubAdviser; and

(d)            The Sub-SubAdviser has reviewed the registration requirements of the CEA and the National Futures Association (“NFA”) relating to commodity trading advisors and is either appropriately registered with the CFTC and a member of the NFA or exempt or excluded from CFTC registration requirements and has provided the SubAdviser and the Fund with a copy of any document evidencing its application for or receipt of such exemption or exclusion, and any amendments thereto;

(e)             To the extent that the CEA and the CFTC regulations require (A) registration by such party as a CPO or CTA and/or membership with NFA with respect to the Fund, (B) specific disclosure, as applicable to the investors in the Fund, or (C) filing of reports and other documents with respect to the Fund, it shall promptly and fully comply, or take reasonable steps to cause the Fund to comply, with all such requirements;

(f)             The Sub-SubAdviser has adopted and implemented the Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and has provided Adviser, SubAdviser and the Fund with a copy of such Code of Ethics and any amendments thereto;

(g)            The Sub-SubAdviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Sub-SubAdviser and its supervised persons (as defined under the Advisers Act) (“Compliance Procedures”) and has provided the Adviser, the SubAdviser and the Fund with a copy of such Compliance Procedures and any amendments thereto;

(h)            The Sub-SubAdviser has policies and procedures to ensure its material compliance with all applicable laws, rules and regulations that have a material impact on its activities under this Agreement, including without limitation, economic sanctions programs, such as those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the European Union and the United Nations Security Council;

(i)              The Form ADV of the Sub-SubAdviser provided to the SubAdviser is and all amendments and annual updates to the Sub-SubAdviser's Form ADV to be provided to SubAdviser will be a true and complete copy of the form as currently filed or as then filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(j)              The Sub-SubAdviser agrees that it will maintain at all times during the course of this Agreement and for the period thereafter in which indemnification obligations thereto could be triggered, an insurance policy, including errors and omissions insurance coverage and commercial general liability insurance coverage, each in a commercially reasonable amount based upon the amount of assets managed by the Sub-SubAdviser, and from insurance providers that are in the business of regularly providing insurance coverage to investment advisers. The Sub-SubAdviser has provided the SubAdviser with a summary of its insurance coverage and will promptly provide the SubAdviser any material adverse amendments thereto. The Sub-SubAdviser shall provide prior written notice to the Adviser and the SubAdviser (i) of any material adverse changes in its insurance policies or insurance coverage, or (ii) of any material claims made on its insurance policies that have a material adverse effect on the coverage of the Allocated Assets. Furthermore, it shall upon request provide to the Adviser and SubAdviser certification, or any other information it may reasonably require concerning the amount of or scope of such insurance.

(k)            The Sub-SubAdviser has in place, and shall have in place during the entire term of this Agreement, a business continuity plan, which may be updated from time to time, that governs the Sub-SubAdviser’s treatment of (i) material data processed by the Sub-SubAdviser’s computer system in the performance of its duties hereunder and the retrieval of any such material data from the Sub-SubAdviser’s back-up facilities and (ii) the performance of its duties under this Agreement relating to contingency planning, disaster recovery, back-up processing, recovery time objective, resumption operating capacities, escalation, activation and crisis management procedures;

(l)              The Sub-SubAdviser has in place, and shall have in place during the entire term of this Agreement, a cybersecurity program, which may be updated from time to time, and which is designed to monitor for and protect against cybersecurity-related breaches or incidents, and it conducts regular testing of such cybersecurity program;

(m)          This Agreement is enforceable against the Sub-SubAdviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.               Representations and Warranties of SubAdviser. The SubAdviser represents and warrants to the Sub-SubAdviser as follows:

(a)             The SubAdviser is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed and will continue to be so registered for so long as this Agreement remains in effect;

(b)            The SubAdviser is registered under the CEA as a Commodity Pool Operator and Commodity Trading Adviser with the CFTC and the NFA, or it is not required to register pursuant to an applicable exemption;

(c)             The SubAdviser is a corporation duly organized and validly existing under the laws of the State of Colorado with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(d)            The execution, delivery and performance by the SubAdviser of this Agreement are within the SubAdviser's powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the SubAdviser for the execution, delivery and performance by the SubAdviser of this Agreement, and the execution, delivery and performance by the SubAdviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the SubAdviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the SubAdviser;

(e)             The SubAdviser acknowledges that it received a copy of the Sub-SubAdviser's Form ADV prior to the execution of this Agreement;

(f)             The SubAdviser will have provided the Sub-SubAdviser with a copy of all documents and instruments governing the Fund applicable to the management of the Allocated Assets prior to commencement of the Fund’s operations.

(g)            The SubAdviser and the Adviser have duly entered into the SubAdvisory Agreement pursuant to which the Adviser authorized the SubAdviser to enter into this Agreement; and

(h)            This Agreement is enforceable against the SubAdviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Each party agrees to notify the other promptly in writing if any of the representations and warranties herein ceases to be accurate in any respect with respect to the SubAdviser, the Sub-SubAdviser or the Fund.

8.               Delivery of Documents to the SubAdviser. The Sub-SubAdviser has furnished the SubAdviser with true, accurate and complete copies of the following:

(a)             The Sub-SubAdviser's Form ADV as filed with the Commission, as of the date hereof;

(b)            Separate lists of persons who the Sub-SubAdviser wishes to have authorized to give written and oral instructions to custodian(s) of the Fund; and

(c)             The Code of Ethics and Compliance Procedures of the Sub-SubAdviser, as in effect on the date hereof.

The Sub-SubAdviser will furnish the SubAdviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing.

9.               Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Sub-SubAdviser and the SubAdviser pursuant to Sections 6 and 7, respectively, shall survive the termination of this Agreement. The parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true and the Sub-SubAdviser shall promptly update all information and documents which the Sub-SubAdviser is required to provide to the SubAdviser hereunder.

10.            Liability and Indemnification.

(a)             Standard of Care and Liability. The Sub-SubAdviser shall exercise its best judgment, act in good faith, use reasonable care and act in a manner consistent with federal and state laws and regulations and the documents and instruments governing the Fund applicable to its management of the Allocated Assets, in rendering services in accordance with the terms of this Agreement. Except as set forth in (b) below, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-SubAdviser or a reckless disregard of its duties hereunder, the Sub-SubAdviser, each of its affiliates and all respective partners, officers, Trustees and employees (“Affiliates”) and each person, if any, who within the meaning of Section 15 of the 1933 Act controls, is controlled by or is under common control with the Sub-SubAdviser (“Control Persons”) shall not be liable for any error of judgment or mistake of law and shall not be subject to any expenses or liability to the Adviser, the SubAdviser, the Fund or any of the Fund’s shareholders, in connection with the matters to which this Agreement relates. Except as set forth in (c) below, in the absence of willful misfeasance, bad faith or gross negligence on the part of the SubAdviser or a reckless disregard of its duties hereunder, the SubAdviser, any of its Affiliates and each of the SubAdviser’s Control Persons, if any, shall not be subject to any liability to the Sub-SubAdviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Allocated Assets; provided, however, that nothing herein shall relieve the SubAdviser and the Sub-SubAdviser from any of their obligations under applicable law, including, without limitation, federal and state securities or commodities laws.

(b)            The Sub-SubAdviser agrees to indemnify and hold harmless the SubAdviser, the Adviser and the Fund and each of their respective Affiliates and Controlling Persons and their respective officers, Trustees and employees, against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys' fees and other expenses), to which such persons may become subject under the 1940 Act, the 1933 Act, the 1934 Act, the Advisers Act, the CEA or any other statute, law, rule or regulation, arising directly out of the Sub-SubAdviser's responsibilities hereunder (1) to the extent of and as result of the willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties hereunder, by the Sub-SubAdviser, any of the Sub-SubAdviser's Affiliates or Control Persons or any other affiliate of or any person acting on behalf of the Sub-SubAdviser, or (2) as a result of any untrue statement of a material fact contained in the Fund's registration statement, proxy materials, reports, marketing literature, or any other materials pertaining to the Fund, including any amendment thereof or any supplement thereto, or the omission of a material fact required to be stated in such materials necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-SubAdviser to the Fund or written information furnished by the SubAdviser to the Sub-SubAdviser for review and such information is approved or deemed approved by the Sub-SubAdviser or (3) to the extent of, and as a result of, the failure of the Sub-SubAdviser to execute, or cause to be executed, portfolio investment transactions according to the requirements of applicable law, including the 1940 Act, the Code, the Prospectus and the Policies or Guidelines; provided, however, that in no case is the Sub-SubAdviser's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(c)             The SubAdviser agrees to indemnify and hold harmless the Sub-SubAdviser, its Affiliates and each Controlling Person of the Sub-SubAdviser, if any, and their respective officers, Trustees and employees against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys' fees and other expenses), to which the Sub-SubAdviser or such Affiliates or Controlling Person of the Sub-SubAdviser or their respective officers, Trustees and employees may become subject under the Act, the 1933 Act, the Advisers Act, or any other statute, law, rule or regulation, arising out of the SubAdviser's responsibilities as investment manager of the Allocated Assets or the SubAdviser's obligations hereunder (1) to the extent of and as a result of the willful misfeasance, bad faith, or gross negligence, or reckless disregard of its duties hereunder, by the SubAdviser, any of the SubAdviser’s Affiliates (including the Adviser), Control Persons or any affiliate of or any person acting on behalf of the SubAdviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund's Prospectus, proxy materials, reports, marketing literature, or any other materials pertaining to the Fund, including any amendment thereof or any supplement thereto, or the omission of or alleged omission to state a material fact in such materials necessary to make the statements therein not misleading; provided, however, that in no case shall the SubAdviser's indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

11.            Duration and Termination.

(a)             Duration. Unless sooner terminated, this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board or vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act); provided that in either event its continuance also is approved by a majority of the Fund's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)            Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

(i)               By vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Fund, or by the SubAdviser, in each case, upon at least 60 days' written notice to the Sub-SubAdviser;

(ii)               By the non-defaulting party immediately upon receipt of written notice from the non-defaulting party to the defaulting party in the event of a breach of any provision of this Agreement by the defaulting party; or

(iii)               By the Sub-SubAdviser upon at least 60 days' written notice to the SubAdviser and the Fund. If Sub-SubAdviser terminates this Agreement pursuant to this sub-paragraph (iii), Sub-SubAdviser is hereby prohibited from using any performance information with respect to the Fund and the Allocated Assets for any purpose for a period of one (1) year from the effective date of termination under this sub-paragraph (iii). This restriction shall not apply to any mutual fund that Sub-SubAdviser managed prior to the date of this Agreement.

The notice provided for in (i) and (iii) above may be waived by the party required to be notified.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement. In the event of an assignment that occurs solely due to the change of control of the Sub-SubAdviser, any necessary approvals to continuation of this Agreement will be obtained at the sole expense of the Sub-SubAdviser.

(c)             Transactions in Progress Upon Termination. The SubAdviser and Sub-SubAdviser will cooperate with each other to ensure that portfolio or other transactions in progress at the date of termination of this Agreement shall be completed by the Sub-SubAdviser in accordance with the terms of such transactions, and to this end the Sub-SubAdviser shall provide the SubAdviser with all necessary information and documentation to secure the implementation thereof.

(d)            Delivery of Records Upon Termination. In the event of termination for any reason, all records of the Fund shall promptly be returned to the SubAdviser, the Adviser or the Fund, free from any claim or retention of rights in such records by the Sub-SubAdviser, although the Sub-SubAdviser may, at its own expense, make and retain copies of such records.

12.            Duties of the SubAdviser. The SubAdviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the SubAdvisory Agreement and shall oversee and review the Sub-SubAdviser's performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the SubAdviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

13.            Brand Usage.

(a)             Neither the SubAdviser, the Adviser nor the Fund shall use the Sub-SubAdviser’s actual or fictitious name(s), mark, derivative and/or logo (or that of any affiliate of the Sub-SubAdviser, other than that of the Fund or any affiliate of the SubAdviser that is an affiliate of the Sub-SubAdviser solely by reason of the SubAdviser’s provision of services pursuant to this Agreement) or otherwise refer to the Sub-SubAdviser in any materials distributed to third parties, including the Fund’s shareholders, without prior review and written approval by the Sub-SubAdviser, which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Adviser, SubAdviser and the Fund, shall, to the extent applicable and as soon as is reasonably possible, cease to use the Sub-SubAdviser's actual or fictitious name(s), mark, derivative and/or logo.

(b)            The Sub-SubAdviser shall not use the Adviser’s, SubAdviser’s or Fund’s name (or that of any other affiliate of the SubAdviser) or otherwise refer to the Adviser, SubAdviser or the Fund in any materials distributed to third parties, including the Fund’s shareholders, without prior review and written approval by the Adviser or the SubAdviser, which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Sub-SubAdviser shall, to the extent applicable and as soon as is reasonably possible, cease to use the actual or fictitious name(s), mark, derivative and/or logo of the Adviser, the SubAdviser and the Fund.

14.            Amendment. This Agreement may be amended only by mutual written consent of the parties, provided that the terms of any material amendment shall not be effective unless and until approved by: a) the Board or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act) and b) the vote of a majority of those Trustees of the Fund who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

15.            Confidentiality. Subject to the duties of the Sub-SubAdviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, including, without limitation, the identity of portfolio securities held by the Fund, as proprietary to the Fund. Any information, advice or recommendation supplied by the Adviser, SubAdviser, Sub-SubAdviser or the Fund in connection with the performance of their obligations and duties under this Agreement, including, without limitation, the identity of portfolio securities held by the Fund, is to be treated as confidential (“Confidential Information”) and held in the strictest confidence. Except as may be required by applicable law, rule, regulation, court order or as requested by regulatory authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the receiving party and such other persons as the receiving party reasonably believes are necessary in order to carry out the purposes of this Agreement and such other persons as the Adviser and SubAdviser may designate. To the extent that it is deemed necessary for Confidential Information to be disclosed to any third-parties in order to carry out a party’s duties and obligations under this Agreement, such third-party shall be subject to a comparable written confidentiality agreement with the disclosing party. For avoidance of doubt, Confidential Information shall only be used by the receiving party for purposes contemplated under this Agreement. Notwithstanding the foregoing, information shall not be deemed confidential if it:

(i)               Is already known to the receiving party at the time it is obtained;

(ii)               Is or becomes publicly known or available through no wrongful act of the receiving party; or

(iii)               Has been or is independently developed by the receiving party.

The SubAdviser shall not use its knowledge of non-public information regarding the Fund’s portfolio as a basis to place or recommend any securities transactions for its own benefit to the detriment of the Fund.

The SubAdviser, on behalf of itself and the Fund, authorizes the Sub-SubAdviser to share data (including but not limited to the Fund’s name) in existing or future client databases with the affiliates of the Sub-SubAdviser for internal use only and for purposes of fulfilling the Sub-SubAdviser’s obligations under this Agreement only, and subject to an obligation by the affiliates to treat the data as confidential. These data may be stored with a third party external provider and hosted on servers located in a country other than Switzerland, subject to the terms of Section 2(n) of this Agreement and in accordance with any applicable laws.

16.            Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile or e-mail with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)	If to the Sub-SubAdviser:

Pictet Asset Management Ltd

Moor House

120 London Wall

London EC2Y 5ET

Attention : James Sapsford

Facsimile:

Email: jsapsford@pictet.com

With a copy to

Pictet Asset Management SA

60 Route des Acacias

1211 Geneva 73 – Switzerland

Attention : Head of Legal Institutional

Email : jkohler@pictet.com with a copy to legal_pamsa@pictet.com

(b)       If to the SubAdviser, Adviser or the Fund:

OppenheimerFunds, Inc.

225 Liberty Street, 11th Floor

New York, NY 10281-1008

Attention: Chief Legal Officer

Facsimile: (212) 323-4070

Email: clobessette@ofiglobal.com

Such notice shall be deemed effective when provided in accordance with this section 16.

17.            Limitation of Liability. The Sub-SubAdviser acknowledges that it has received notice of and accepts the limitations upon the Fund’s liability set forth in the Fund’s Declaration of Trust. The Sub-SubAdviser agrees that any of the Fund’s obligations shall be limited to the Allocated Assets and that the Sub-SubAdviser shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any Board member, officer, employee or agent of the Fund.

18.            Jurisdiction. This Agreement shall be governed by and construed consistent with the Advisory and SubAdvisory Agreements and in accordance with substantive laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control. The state and federal courts sitting within the State of New York shall be the sole and exclusive forums for any action or proceeding hereunder and the parties hereto consent to the jurisdiction thereof.

19.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

20.            Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," "assignment" and “vote of a majority of the outstanding voting securities” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

21.            Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

22.            Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

23.            Survival. The provisions of Sections 2(g), 9, 10, 11(c)-(d), 13, 15 and 16 will survive termination of this Agreement.

24.            Entire Agreement. This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter specified herein, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purpose of this Agreement. The Fund is an intended third-party beneficiary of this Agreement

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

SUBADVISER

OppenheimerFunds, Inc.

By: _________________________________

Name: Krishna K. Memani

Title: President and Chief Investment Officer

SUB-SUBADVISER
Pictet Asset Management SA

By: _________________________________

Name:

Title: